AMENDMENT NO. 3 TO
THE GAP, INC.
1996 STOCK OPTION AND AWARD PLAN

       The Gap, Inc., having adopted The Gap, Inc. 1996 Stock Option and Award Plan (the "Plan") effective as of March 26, 1996, and amended effective as of May 20, 1997, and amended effective as of January 27, 1998, hereby further amends the Plan, effective as of October 28, 1998, as follows:

       1. The second sentence of Section 4.3 is hereby amended in its entirety to read as follows:

In the case of Options granted to Non-employee Directors pursuant to Section 9, the foregoing adjustments shall be made by the Board, and beginning October 28, 1998 any such adjustments by stock dividend or split-up shall not apply to the future grants provided by Section 9.

       2.       The following sentence is hereby added to the end of Section
9.1.1:
The number of Shares covered by each Option to be granted in the future to Non-employee Directors under this Section 9.1.1 shall be fixed as set forth herein (i.e., 15,000 and 3,750 on a split-adjusted basis), and beginning October 28, 1998 any adjustments by stock dividend or split-up shall not apply to these future grants.

       3.       The following sentence is hereby added to the end of Section
9.1.2:
The number of Shares covered by each Option to be granted in the future to Non-employee Directors under this Section 9.1.2 shall be fixed as set forth herein (i.e., 3,750 on a split-adjusted basis), and beginning October 28, 1998 any adjustments by stock dividend or split-up shall not apply to these future grants.

       IN WITNESS WHEREOF, The Gap, Inc., by its duly authorized officer, has executed this Amendment No. 3 as of the date indicated below.
                                          THE GAP, INC.



Date: October 28, 1998                By /s/ Anne B. Gust
                                          Name: Anne B. Gust
                                          Title: Executive Vice President